UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/23/2008

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2008, NewMarket Corporation (the "Company") issued a press release announcing that Mark M. Gambill has been appointed by the Company's Board of Directors, effective as of January 1, 2009. Mr. Gambill will be a member of the Audit Committee of the Board of Directors. Mr. Gambill will serve as a Director of the Company until the Company's 2009 Annual Meeting of shareholders, at which it is expected that he will stand for election. The Company also announced that Sidney Buford Scott will retire as a Director of the Company when his current term ends at the 2009 Annual Meeting.

The press release issued on December 23, 2008 by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 23, 2008, the Company's Board of Directors amended Section 2 of Article II of the Company's Bylaws to increase the size of the Board of Directors from seven to eight directors.

The foregoing is a brief description of the amendment to the Company's Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. This description should be read in conjunction with the Company's Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    3.1 NewMarket Corporation Bylaws Amended and Restated, effective December 23, 2008.

    99.1 Press release issued on December 23, 2008 by the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: December 23, 2008	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

Exhibit Index

Exhibit No.	Description
EX-3.1	NewMarket Corporation Bylaws Amended and Restated 12-23-08
EX-99.1	Press Release issued on 12-23-08